UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 8, 2008
Home BancShares, Inc.
(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation)	000-51904 (Commission File Number)	71-0682831 (IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas (Address of principal executive offices)		72032 (Zip Code)
Registrant’s telephone number, including area code: (501) 328-4770
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     An internal investigation has uncovered an apparent fraud by a senior officer at one of our subsidiary banks estimated at this time to be approximately $2.1 million. The apparent fraud has not resulted in any losses to our customers. As a result, we have made a claim to recover the loss except for the $100,000 insurance deductible which we accrued for in the second quarter of 2008. This senior officer has been terminated.

SIGNATURE:
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.

(Registrant)
July 8, 2008	/s/ Randy Mayor

(Date)	Randy Mayor
Chief Financial Officer

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